UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revenue Interest Purchase Agreement

On June 21, 2022 (the “Effective Date”), Athenex, Inc. (the “Company”) and ATNX SPV, LLC, its newly-formed subsidiary (the “Subsidiary”), entered into a Revenue Interest Purchase Agreement (the “Agreement”) with affiliates of Sagard Healthcare Partners (“Sagard”) and funds managed by Oaktree Capital Management, L.P. (“Oaktree” and together with Sagard, the “Purchasers”), for the sale of revenues from U.S. and European royalty and milestone interests in Klisyri (tirbanibulin) for an aggregate purchase price of $85.0 million (“Purchase Price”). Subject to customary closing conditions, the transaction is expected to close no later than 10 business days after the Effective Date (such date, the “Closing Date”).

On the Closing Date, the Purchasers will pay the Company the Purchase Price. Of the total Purchase Price, a portion will be used to prepay $42.5 million in aggregate principal amount of the Company’s loans, together with prepayment and exit fees and accrued and unpaid interest on such principal amount (collectively, the “Prepayment Amount”), under the Credit and Guaranty Agreement, dated as of June 19, 2020, as amended (“Oaktree Credit Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Oaktree, as administrative agent (collectively, the “Lenders”).

Additionally, on the Closing Date, $7.5 million of the Purchase Price will be deposited and held in a segregated account of the Company (the “Segregated Funds”). Subject to the satisfaction of certain conditions, the Segregated Funds will either be distributed to the Company as a cash payment or distributed to the Lenders to pay down the Company’s existing indebtedness under the Credit Agreement. On the Closing Date, the Purchasers will deposit the remaining $5.0 million of the Purchase Price into an escrow account. The Company will be entitled to receive the funds in escrow if certain manufacture and supply milestones for Klisyri have been met on or before December 31, 2025.

The remaining approximately $30.0 million, less certain transaction expenses, will be immediately available to the Company for working capital and general corporate purposes, subject to the Company’s obligation to make the additional prepayment under the Oaktree Credit Agreement described below.

In connection with this transaction, the Company formed the Subsidiary and, on the Closing Date, will contribute its interest in the License and Development Agreement with Almirall S.A. relating to Klisyri (the “License Agreement”) and certain related assets to the Subsidiary. Upon the closing of the transaction, Oaktree and Sagard will each own a 10% equity interest in the Subsidiary. Pursuant to the Agreement, the Subsidiary will sell its right to the cash received in respect of certain royalties and certain milestone interests under the License Agreement to the Purchasers. The Subsidiary will retain the right to receive 50% of certain of the milestone interests under the License Agreement, equal to $155.0 million in the aggregate if those milestones are achieved, and 50% of the royalties paid under the License Agreement for sales of Klisyri once net sales of Klisyri exceed a certain dollar amount. Under its operating agreement, the Subsidiary will be governed by a five-member board of directors to which the Company will appoint three directors, Oaktree will appoint one director, and Sagard will appoint one director.

In addition, the Agreement contains various representations and warranties, information rights, non-financial covenants, indemnification obligations, closing conditions and other provisions that are customary for a transaction of this nature.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.

The Company issued a press release announcing this transaction on June 21, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to Credit Agreement and Warrants

On June 21, 2022, the Company entered into the Fourth Amendment to Credit Agreement and Guaranty Agreement, Second Amendment to the Warrants and Partial Release of Collateral (the “Amendment”) with the Lenders. The Amendment modified the Credit Agreement to, among other things, permit the transactions contemplated under the Agreement; exclude the Subsidiary and its revenues from certain covenants and financial definitions under the Credit Agreement; restrict the ability of the Company and its other subsidiaries to transact with the Subsidiary, other than as specifically contemplated by the Agreement; release the Lenders’ security interest in the License Agreement and related assets; and adjust the Credit Agreement’s minimum liquidity covenant. The Agreement also mandates the Company’s payment of the Prepayment Amount to the Lenders on the Closing Date.

Under the Third Amendment to Credit and Guaranty Agreement and First Amendment to the Warrants (the “Prior Amendment”), the Company was obligated to make a mandatory prepayment to the Lenders in an amount equal to the sum of (x) $12.5 million, plus (y) an amount equal to accrued and unpaid interest under the Oaktree Credit Agreement, plus (z) 7.0% of such $12.5 million in respect of Prepayment Fee and Exit Fee (each as defined in the Oaktree Credit Agreement) (collectively, the “Prior Amendment Prepayment”). Of the Prior Amendment Prepayment, the Company paid an amount equal to $5.0 million in principal, plus applicable interest and fees, on June 14, 2022. Pursuant to the Amendment, in addition to the payment of the Prepayment Amount to Oaktree described above, the Company will pay the remaining $7.5 million in principal amount of the Prior Amendment Prepayment, plus applicable interest and fees, on the Closing Date.

The Amendment also amended the warrants held by the Lenders that were issued on June 19, 2020 and August 4, 2020, as previously amended on January 19, 2022 (the “Warrants”). The Warrants were amended to change the exercise price to be paid per share upon exercise of the Warrants. The original exercise price of the Warrants was $12.63 per share. The Prior Amendment had reduced the exercise price of 50% of the shares underlying the Warrants to $1.10 per share, with the remaining 50% exercisable at $12.63 per share. This Amendment provides that the exercise price of all of the shares underlying the Warrants will be the lower of (i) $12.63 per share and (ii) the 30-day trailing volume weighted average price of the Company’s common stock on the date of the Amendment.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are typically identified by terms such as “continue,” “could,” “expect,” “intend,” “may,” “will,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: when or whether we are able to achieve the milestones under the Agreement to receive the remainder of the Purchase Price; our history of operating losses and need and ability to raise additional capital to continue as a going concern; our ability to successfully redirect resources and reduce operating expenses; uncertainties around our ability to enter into new financing agreements; the development stage of our primary clinical candidates, including NKT Cell Therapy and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals; the preclinical and clinical results for our drug candidates, which may not support further development of such drug candidates; our ability to successfully demonstrate the safety and efficacy of our drug candidates and gain approval of its drug candidates on a timely basis, if at all; risks related to our ability to successfully integrate the business of Kuur into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business; risks related to counterparty performance, including our reliance on third parties for success in certain areas of our business; risks and uncertainties inherent in litigation, including purported stockholder class actions; risks and uncertainties related to the COVID-19 pandemic and its ongoing impact on our operations, supply chain, cash flow and financial condition; competition; intellectual property risks; risks relating to doing business internationally and in China; the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facility as well as our ability to find alternative sources of supply to meet our obligations and requirements; the risk that our common stock will be delisted from the Nasdaq Global Select Market if we are unable to regain compliance with its continued listing standards, and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on June 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: June 24, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer